Exhibit 5.1

Pearl Cohen Zedek Latzer Baratz LLP

June 6, 2025

Nixxy, Inc.

1178 Broadway, 3rd Floor

New York, NY 10001

RE:	Registration Statement on Form S-3 (333-267470)

Ladies and Gentlemen:

We have acted as counsel to you, Nixxy, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-267470) (the “Registration Statement”), and declared effective by the Commission on September 30, 2022 and the related prospectus therein dated September  30, 2022 (the “Base Prospectus”) and the prospectus supplement dated May 29, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 846,667 shares of common stock, par value $0.0001 per share (the “Shares”). This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement, the Prospectus, and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes, and subject to the limitations and qualifications set forth herein, and assumes that for purposes of the opinion that Nevada law is the same as New York law. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the agreements and instruments addressed herein, or in the Registration Statement and Prospectus. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on June 6, 2025 which is incorporated by reference in the Prospectus. We also consent to the reference of our firm under the caption “Legal Matters” in the Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

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Boston • New York • San Francisco

Pearl Cohen Zedek Latzer Baratz LLP

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Very truly yours,

Pearl Cohen Zedek Latzer Baratz LLP

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